BANCO POPULAR DE PUERTO RICO
                           EMPLOYEES' STOCK PLAN (U.S.)
                              ---------------------

                          BANCO POPULAR DE PUERTO RICO
                          ----------------------------

                           EMPLOYEES' STOCK PLAN (U.S.)
                           --------------------------

                                Table of Contents
                                -----------------

                                      Page
                                      ----

Article I      DEFINITIONS                                                 I-1

Article II     PARTICIPATION                                              II-1

Article III    EMPLOYEE CONTRIBUTIONS                                    III-1

Article IV     EMPLOYER CONTRIBUTIONS                                     IV-1

Article V      LIMITATIONS ON CONTRIBUTIONS                                V-1

Article VI     INVESTMENT OF CONTRIBUTIONS AND

               VALUATIONS                                                 VI-1

Article VII    DISTRIBUTIONS                                             VII-1

Article VIII   PLAN ADMINISTRATION                                      VIII-1

Article IX     CLAIMS PROCEDURE                                           IX-1

Article X      AMENDMENT OR TERMINATION OF THE PLAN OR

               DISCONTINUANCE OF CONTRIBUTIONS                             X-1

Article XI     TOP HEAVY PROVISIONS                                       XI-1

Article XII    MISCELLANEOUS PROVISIONS                                  XII-1

                          BANCO POPULAR DE PUERTO RICO
                          ----------------------------

                           EMPLOYEES' STOCK PLAN (U.S.)
                           --------------------------

Banco Popular de Puerto Rico (the "Employer") adopted the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter set forth, effective as of April 1, 1995. The purpose of the Plan is to provide retirement benefits to eligible Employees and their beneficiaries all as set forth herein.

The Plan established hereunder is intended to qualify as a profit sharing plan which meets the requirements for qualification and tax-exemption under Sections 401(a), 401(k), and 401(m) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

                                    Article I

                                   DEFINITIONS

         Where the following words and phrases appear in the Plan, they shall have the respective meanings as set forth below, unless the context in which they are used clearly indicates a different meaning.

1.01     Account
         -------

         The Account established and maintained on behalf of a Participant including, as applicable, a Participant's "Elective Deferral Contribution Account", "Voluntary Contribution Account", "Employer Contribution Account" and "Rollover Account".

1.02     Administrative Committee
         ------------------------

         The persons appointed by the Employer to administer the Plan in accordance with the provisions of Article VIII. The Administrative Committee shall serve as the Plan Administrator.

1.03     Affiliated Company
         ------------------

         The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue
Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Internal Revenue Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in
Section 414(m) of the Internal Revenue Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Internal Revenue Code.

1.04     Anniversary Date
         ----------------

         The Effective Date and each December 31 thereafter.

1.05     Beneficiary
         -----------

         The person or persons designated to receive benefits payable under the Plan in the event of a Participant's death. Such designation may be changed at any time by the Participant. A Participant may also name one or more contingent Beneficiaries to receive any benefits payable in the event of his death with no surviving primary Beneficiary. In the absence of any designation, or if no designated person is living when a benefit is payable, Beneficiary shall mean the following person or persons, in the following order:

          (a)  The Participant's spouse,

          (b)  The Participant's issue in equal shares per stripes,

          (c)  The Participant's mother,

          (d)  The Participant's father,

          (e)  The Participant's sisters and brothers in equal shares,

          (f)  The Participant's estate.

Notwithstanding the preceding, the election by a married Participant of a Beneficiary other than his spouse shall not be deemed to be effective, and the Participant's spouse shall automatically be deemed to be the Participant's sole Beneficiary, unless the Participant's spouse agrees to such non-spousal designation in writing and such spousal consent is witnessed by a member of the Administrative Committee or a notary public.

1.06     Code
         ----

         The Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to Sections of the Code are to such sections as they may from time to time be amended or renumbered.

1.07     Compensation
         ------------

         The basic salary or wages paid to a person while he is an Employee of the Employer and a Participant of the Plan, including the amount of Elective Deferral Contributions made on the Participant's behalf for such Plan Year, but excluding overtime pay, bonuses, severance pay, incentive or profit sharing distributions, payments for life insurance or employee benefit plans, and other forms of special compensation. The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $150,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of the $150,000 limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 1.07 prior to the application of this limitation of such other method as determined by the Administrative Committee.

1.08     Effective Date
         --------------

         April 1, 1995.

1.09     Elective Deferral Contribution
         ------------------------------

         The Election by a Participant to have part of the amount that otherwise would have been paid to him as Compensation deferred and contributed to his Account in accordance with Section 3.01.

1.10     Elective Deferral Contribution Account
         --------------------------------------

         That portion of a Participant's Account under the Plan established for a Participant to which Elective Deferral Contributions are made pursuant to
Section 3.01.

1.11     Elective Deferral Agreement
         ---------------------------

         The agreement entered into by the Participant and the Employer whereby the Employer defers a portion of such Participant's Compensation and contributes an amount equal to such deferred portion of his Compensation to his Elective Deferral Contribution Account.

1.12     Employee
         --------

         Any person who is employed by the Employer on a monthly salaried basis, or who is on an authorized leave of absence in accordance with Subsection 1.17(c) and who was employed on a monthly salaried basis immediately preceding such leave. Any person who is represented by a collective bargaining agent shall not be considered an Employee for purposes of the Plan.

1.13     Employer
         --------

         Banco Popular de Puerto Rico, or any Affiliated Company of BanPonce Corporation which has expressly adopted the Plan in accordance with adoption procedures established by BanPonce Corporation, in its sole discretion.

1.14     Employer Contribution Account
         -----------------------------

         That portion of a Participant's Account under the Plan established for a Participant to which Employer Basic Contributions or Employer Matching Contributions are made pursuant to Sections 4.01 and 4.03, respectively.

1.15     Employment Commencement Date
         ----------------------------

         For all purposes of the Plan, the date on which a person employed by the Employer first performs an Hour of Service.

1.16     Highly Compensated Employee
         ---------------------------

         An employee who during the relevant period is a highly compensated employee as defined in Code Section 414(q).

1.17     Hour of Service
         ---------------

          (a) Each hour for which a person is directly or indirectly compensated by the Employer or an Affiliated Company for the performance of duties, including each such hour during which a person was represented by a collective bargaining agent.

          (b) Each hour for which a person is directly or indirectly compensated by the Employer or an Affiliated Company on account of a period of time during which no duties are performed or for which back pay has been received by the person (irrespective of whether mitigating damages have been awarded or agreed to by the Employer or the Affiliated Company) due to:

               (i)  vacation or holiday,

               (ii) illness or incapacity,

               (iii) layoff,

               (iv) jury duty,

               (v)  military duty,

               (vi) leave of absence,

               provided that no more than 501 such hours shall be recognized on account of a single continuous period during which no duties are performed and further provided that:

               (i) such payment is not made or due under a plan maintained solely for purposes of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws, and

               (ii) such payment  does not solely  represent  reimbursement  for medical or medically-related expenses, and further provided that hours shall not be recognized with respect to periods during which payments are received from the Banco Popular de Puerto Rico Long Term Disability Plan or this Plan.

          (c) Each hour for which a person would normally be scheduled to work for the Employer or an Affiliated Company during an authorized leave of absence, but only if he returns to work within the time fixed by the Employer or Affiliated Company. Such leaves of absence shall be granted under rules uniformly applied to all persons.

With respect to Subsections (a) and (c) above, hours shall be recognized when the duties are performed, or would normally have been performed. With respect to Subsection (b) above, hours shall be recognized when payment is made or becomes due, or in the case of back pay, in the period to which the award or payment pertains. The provisions of this Section 1.17 shall be applied in accordance with the provisions of Federal Regulations Sections 2530.220b-2(b) and (c) as promulgated by the United States Department of Labor.

1.18     Investment Fund
         ---------------

         The investment fund established for the investment of Plan assets pursuant to Section 6.02.

1.19     Maternity or Paternity Leave
         ----------------------------

         An Employee's absence from work for the Employer (a) by reason of the pregnancy of such Employee; (b) by reason of the birth of a child of such Employee; (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (d) for purposes of caring for a child of such Employee immediately following the birth of the child or the placement of the child with such Employee.

1.20     Normal Retirement Date
         ----------------------

         The date on which a Participant attains age 65.

1.21     Participant
         -----------

         An Employee eligible to participate in the Plan who has satisfied the requirements of Section 2.01 (an Active Participant), or a former Employee receiving or eligible to receive a benefit (an Inactive Participant).

1.22     Period of Severance
         -------------------

         The period, measured in full years and months (as defined in Section 1.35), between a Participant's Severance from Service Date and a subsequent Reemployment Commencement Date.

         Leaves of absence formally approved by the Employer shall not constitute a Period of Severance but shall be considered as Years of Service in determining service for vesting and eligibility provided the Participant returns to employment of the Employer immediately following such leave of absence.

1.23     Plan
         ----

         The retirement plan set forth herein and as amended hereafter, which is known as the:

              "Banco Popular de Puerto Rico Employees' Stock Plan".

1.24     Plan Year
         ---------

         The period from the Effective Date to the end of the calendar year containing the Effective Date shall be a short Plan Year. Thereafter, the Plan Year shall be the calendar year.

1.25     Reemployment Commencement Date
         ------------------------------

         The date on which a person formerly employed by the Employer first performs an Hour of Service after a Period of Severance.

1.26     Retirement
         ----------

         The date on which a Participant incurs a Severance from Service Date after attaining his (i) Normal Retirement Date or (ii) his Early Retirement Date as defined under the Banco Popular de Puerto Rico Retirement Plan.

1.27     Severance from Service Date
         ---------------------------

         The later of the following:

          (a) The date of a person's resignation from the employ of the Employer, discharge, retirement, or death.

          (b) The day following a period of one full year during which a person previously employed by the Employer does not complete an Hour of Service for any reason other than his resignation, discharge, retirement, or death. These reasons shall include, but shall not be limited to, vacation, holiday, sickness, disability, leave of absence, or layoff.

For all purposes of the Plan, a person's employment with the Employer or an Affiliated Company shall be deemed to have terminated as of a Severance from Service Date.

1.28     Total and Permanent Disability
         ------------------------------

         A physical condition of a Participant which results in benefit payments under the Banco Popular de Puerto Rico Long Term Disability Plan.

1.29     Trust Agreement
         ---------------

         The legally-binding agreement between the Employer and the Trustee. Any term defined in the Trust Agreement shall have the same meaning as therein ascribed when used herein, unless the context clearly implies a different meaning.

1.30     Trustee
         -------

         The trustee named in the Trust Agreement, or its successor, if any.

1.31     Trust Fund
         ----------

         The fund created by the Employer to receive Plan contributions, together with earnings thereon.

1.32     Valuation Date
         --------------

         The last day of each calendar month during the Plan Year.

1.33     Voluntary Contribution
         ----------------------

         The contribution made to a Participant's Account pursuant to Section 3.02.

1.34     Voluntary Contribution Account
         ------------------------------

         The Account under the Plan  established  for a Participant  pursuant to
Section 3.02.

1.35     Years of Service
         ----------------

         The period measured in full years and months (as defined below) beginning on a person's Employment Commencement Date and ending on his last Severance from Service Date, but excluding the following:

          (a) any intervening Period of Severance provided that the person's Reemployment Commencement Date followed a period of at least one full year during which he completed no Hours of Service.

          (b) any Years of Service preceding a Period of Severance of at least five full years provided:

               (i)  the  person  was  not   entitled   to  any  vested   benefit
                    attributable   to  Employer   Basic  or  Employer   Matching
                    Contributions at the time of such Severance, and

              (ii) the length of the Period of Severance exceeded his Years of Service determined as of the Severance from Service Date, and

             (iii) the Participant had not incurred a Total and Permanent Disability, which disability continued throughout the Period of Severance.

In the event of an Employee's absence from the employ of the Employer for a period:

               (i)  that commences on or after the Effective Date;

              (ii) for which the Employee is not paid or entitled to payment by the Employer;

             (iii)   that constitutes Maternity or Paternity Leave; and

              (iv)  that exceeds one year;

then, solely for purposes of determining the length of a Period of Severance for purposes of this Section 1.35, the period of such absence commencing on the date of the commencement of such absence and ending on the second anniversary of the commencement of such absence (or, if earlier, on the last day of such absence) shall not be considered a Period of Severance.

Notwithstanding any provision in the Plan to the contrary, the preceding paragraph shall not apply unless the Employee furnishes to the Administrative Committee such information as may reasonably be required in order to establish
(i) that the Employee's absence is one described in Section 1.19 and (ii) the number of days during such absence.

For all purposes of this Section 1.35, a period beginning on any given day of a month and ending on the day preceding the corresponding day of the following month shall constitute a full month. Twelve such full months shall constitute a full year.

In addition, while a Participant is on leave for military service, his Years of Service will be frozen, and such Participant shall be classified as terminated. Such Participant will receive credit for purposes of determining his Years of Service for his actual period of military service if (i) he returns to work for the Employer within 90 days of his discharge from military service and his period of military absence involves no voluntary reenlistment, or (ii) he dies in the course of his military service which involves no voluntary reenlistment.

                                   Article II

                                  PARTICIPATION
                                  -------------

2.01     Requirements for Participation
         ------------------------------

          (a) Subject to the provisions of subsections (b), and (c) below, each Employee as of the Effective Date and each person who becomes an Employee subsequent to that date who performs services for the Employer primarily outside of the Commonwealth of Puerto Rico, shall become a Participant as of the first day of the month coincident with or next following the completion of one Year of Service with the Employer.

          (b) If an Inactive or former Participant again becomes an Employee who performs services for the Employer primarily outside of the Commonwealth of Puerto Rico, he shall immediately be eligible to participate in the Plan.

          (c) Employees who are Leased Employees as determined in accordance with Section 12.09 shall not be eligible to participate in the Plan.

An Employee who is eligible to participate in the Plan in accordance with (a) above shall complete and file the appropriate forms with the Administrative Committee. Such forms shall include, as applicable, an Elective Deferral Agreement, a payroll deduction authorization, a Beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan.

2.02     Cessation of Participation
         --------------------------

         An Employee's participation in the Plan shall cease upon the complete distribution of his Account under the Plan.

         In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Period of Severance, such Employee will participate immediately upon returning to an eligible class of Employees.

         In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the service requirements and would have otherwise previously become a Participant.

2.03     Establishment of Accounts
         -------------------------

          (a) The Administrative Committee shall establish and maintain or cause to be established and maintained in respect of each Participant, an Account showing his interest under the Plan and in the Trust Fund with respect to Elective Deferral Contributions, Voluntary Contributions, Employer Contributions, if any credited to his Account, and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of his Account and the value of each such separate interest not less frequently than annually and upon any distribution to him. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund in accordance with the Plan and the terms of the Trust.

          (b) The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

                                   Article III

                             EMPLOYEE CONTRIBUTIONS
                             ----------------------

3.01     Participant's Elective Deferral Contribution
         --------------------------------------------

          (a) On or after the Effective Date, each Participant may, pursuant to this Section 3.01 and the overall limitations of Article V, elect to defer between 0% to 10% of his Compensation each year. Such deferrals may be made in percent of pay increments or as a fixed dollar amount. However, no Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in
               Section 402(g) of the Code in effect at the beginning of such taxable year. Such election shall generally be made before the Plan Year for which the election is to be effective, but in no event later than the time permitted under applicable rulings and regulations. Such election shall be made in writing pursuant to an Elective Deferral Agreement entered into with the Employer. The Administrative Committee may reduce (but not increase) the amount to be deferred by a Participant(s) in order to satisfy the requirements for cash and deferred profit sharing plans as set forth in Section 401(k) of the Code and rulings and regulations thereunder, on a uniform and non-discriminatory basis.

          (b) A Participant's Elective Deferral Contribution Account shall at all times, and in all events, be fully vested and not subject to forfeiture for any reason whatsoever.

3.02     Voluntary Contributions for Employees of the British Virgin Islands
         -------------------------------------------------------------------

          (a) Each eligible Employee who performs services for the Employer primarily in the British Virgin Islands who is prohibited under local tax law from making Elective Deferral Contributions under the Plan may elect to make

                                      III-1

               Voluntary Contributions to the Plan in an amount between 0% to 10% of his Compensation each year pursuant to a payroll deduction authorization. Such deduction may be made in percent of pay increments or as a fixed dollar amount. The Administrative Committee may reduce (but not increase) the amount to be deducted by a Participant(s) in order to satisfy the requirements for cash and deferred profit sharing plans as set forth in Section 401(m) of the Code and rulings and regulations thereunder, on a uniform and non-discriminatory basis.

          (b)  In any case in which an  individual  is a  Participant  in two or more qualified plans maintained by the same Employer the aggregate Voluntary Contributions to all plans may not exceed 10% of his Compensation.

          (c) A Participant's Voluntary Contribution Account shall at all times be fully vested and not subject to forfeiture for any reason whatsoever.

3.03     Changes to Elective Deferral and/or Voluntary Contributions
         -----------------------------------------------------------

         Subject to Article V, in accordance with procedures established by the Administrative Committee, a Participant may increase or decrease his Elective Deferral Contribution or Voluntary Contribution rate each April 1 or October 1 during the applicable Plan Year. In addition, a Participant may suspend such contributions as of any payroll period during the Plan Year.

3.04     Payment of Employee Contributions
         ---------------------------------

         All Elective Deferral Contributions and Voluntary Contributions made by or on behalf of a Participant shall be delivered by the Employer to the Trustee as soon as practicable, after the close of each calendar month, to be commingled, managed, invested and reinvested with the other assets of the Plan. Such contributions shall be credited to the Participant's Account in accordance with Section 2.03.

                                      III-2

3.05     Participant's Rollover Account
         ------------------------------

         A Participant may elect to transfer a Rollover Contribution to this Plan, which amount shall be credited to the Participant's Rollover Account. At Normal Retirement Date, or such other date when the Participant or his Beneficiary are entitled to receive benefits from the Plan, the Participant's Rollover Contribution Account will be used to provide additional benefits to the Participant and will be distributed in accordance with Article VII. A Participant's Rollover Account shall at all times and in all events, be fully vested and not subject to forfeiture for any reason.

         For all purposes of this Plan, the term Rollover Contribution shall mean:

          (a) An amount subject to Code Section 417 transferred to this Plan directly from another qualified plan.

          (b) A lump sum distribution received by a Participant from another qualified plan (which plan is subject to Code Section 417) which is eligible for tax free rollover treatment and which is transferred by the Participant to this Plan within sixty days following his receipt thereof.

          (c) An amount transferred to this Plan from a conduit individual retirement account provided the only assets in such account are ones which were previously distributed to the Participant by another qualified plan as a lump sum distribution which was eligible for a tax free rollover within sixty days of receipt thereof and other than earnings on said assets.

          (d) An amount distributed to the Participant from a conduit individual retirement account meeting the requirements of (c) above, and transferred by the Participant to this Plan within sixty days of his receipt thereof from such conduit individual retirement account.

         Prior to accepting any Rollover Contributions, the Plan Administrator may require the Participant to establish that amounts to be transferred to this Plan meet the requirements of this Section 3.05 and may also require that the Participant provide an opinion of counsel

                                      III-3
satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section 3.05 and will not result in any adverse tax consequences for the Employer or jeopardize the tax exempt status of the Plan.

         Notwithstanding the preceding, if the Plan accepts a Rollover Contribution and it is later determined that such amount does not in fact satisfy the above requirements, such amounts shall be treated as after-tax contributions. Such amounts, including investment earnings thereon, shall then be immediately distributed to the Participant.

                                      III-4

                                   Article IV
                                   ----------

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

4.01     Employer Basic Contributions
         ----------------------------

         The Employer may contribute to the Plan from the profits of the Employer for the Plan Year, as may be determined by the Employer in its sole discretion, a Basic Contribution.

4.02     Allocation of Employer Basic Contributions
         ------------------------------------------

         Basic Contributions made by or on behalf of an Employer for the Plan Year shall be allocated to the Accounts of those Participants (i) who are Employees on the last day of the Plan Year or on Maternity or Paternity Leave as of the last day of the Plan Year or (ii) who retire on or after their Retirement date, die or incur a Total and Permanent Disability during such Plan Year, in the ratio which the Compensation of each such Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

4.03     Employer Matching Contributions
         -------------------------------

         The Employer shall contribute to the Plan on behalf of each Participant employed by the Employer, as a Matching Contribution, an amount equal to 50% of each Participant's Elective Deferral Contributions or Voluntary Contributions up to a maximum of 2% of such Participant's Compensation for the Plan Year. In no event shall such Matching Contribution exceed 1% of such Participant's Compensation for the Plan Year.

4.04     Payment of Employer Contributions
         ---------------------------------

          (a) The Employer shall make payment of its Basic Contributions directly to the Trustee with respect to any Plan Year on or before the last date prescribed by law for the filing of its federal income tax return, (including any extension of time for such filing) for the fiscal year which ends within or concurrently with the Plan Year. In no event shall such Matching Contribution exceed 1% of such Participant's Compensation for the Plan Year.

          (b) The Employer shall make payment of its Matching Contribution for each payroll period directly to the Trustee as soon as practicable after the close of each calendar month in which such payroll period ends.

4.05     Refunds of Employer Contributions
         ---------------------------------

         Once a contribution is made to the Plan by the Employer, it may not be refunded to the Employer unless the contribution:

          (a)  Was made in error as a result of a mistake in fact;

          (b) Was made conditional upon receipt of favorable ruling from the U.S. Internal Revenue Service that the Plan would qualify under Sections 401(a) and 501(a) of the Internal Revenue Code and such ruling were not received; or

          (c) Was made conditional upon the contribution being allowed as a deduction for United States Federal income tax purposes and such deduction was disallowed.

         A permissible refund under (a) must be made within one year from the date the contribution was made to the Plan, and under (b) and (c) must be made within one year from the date of disallowance of tax qualification or tax deduction.

                                    Article V

                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------

5.01     Maximum Employer Contributions
         ------------------------------

         In no event shall contributions made by an Employer in any Plan Year, including for this purpose Elective Deferral Contributions, exceed the amount deductible by the Employer for such year for federal income tax purposes.

5.02     Maximum Employee Elective Deferral Contributions
         ------------------------------------------------

         Subject to Plan Sections 5.03 and 5.05, Elective Deferral Contributions made on behalf of a Participant in any calendar year shall not exceed $7,000 (adjusted for increases in the cost-of-living in accordance with Code Section 402(g)). In the event that the aggregate amount of Elective Deferral
Contributions made on behalf of a Participant exceeds the limitation in the previous sentence, the amount of such excess deferrals, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Participant no later than April 15 of the calendar year following the calendar year for which the Elective Deferral Contributions were made. If a Participant also participates, in any calendar year, in any other plans subject to the limitations set forth in Code Section 402(g) and has made excess deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Participant, in writing submitted to the Administrative Committee no later than March 1 of the calendar year following the calendar year for which the Elective Deferral Contributions were made, designates any Elective Deferral Contributions under this Plan as excess deferrals, the amount of such designated excess deferrals, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15 of the calendar year following the calendar year for which the Elective Deferral Contributions were made.

5.03     Actual Deferral Percentage Tests
         --------------------------------

          (a) Notwithstanding any other provision of the Plan to the contrary, the Actual Deferral Percentage for the Plan Year for Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 shall not exceed the greater of the following Actual Deferral Percentage tests:

               (i)  The  Actual  Deferral  Percentage  for  such  Plan  Year  of
                    non-Highly   Compensated   Employees  who  are  eligible  to
                    participate in the Plan pursuant to Plan Section 2.01 multiplied by 1.25; or

               (ii) The  Actual  Deferral   Percentage  for  the  Plan  Year  of
                    non-Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 multiplied by 2.0, provided that the Actual Deferral Percentage for Highly Compensated Employees does not exceed the Actual Deferral Percentage for such other Employees by more than 2%.

          (b) The "Actual Deferral Percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of Elective Deferral Contributions credited to the Account of each Participant for the Plan Year to the amount of each Participant's compensation (as defined in Code Section 414(s)) for such Plan Year. An Employee's Actual Deferral Percentage shall be zero if no Elective Deferral Contributions are made on his behalf for such Plan Year.

          (c) The Administrative Committee shall determine as of the end of each Plan Year, and at such other time or times as it shall decide in its discretion, whether one of the Actual Deferral Percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the amount, if any, of excess deferrals (within the meaning of Code
               Section 402(g)) as provided in Section 5.02.

                    In the event that neither of the Actual Deferral  Percentage tests is satisfied, the Administrative Committee shall refund the excess contributions in the manner described below. For purposes of this Plan Section 5.03, "excess contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the amount of Elective Deferral Contributions and any earnings and losses allocable thereto credited to the Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of Elective Deferral Contributions that could be made on behalf of such Participants without violating the requirements of (a) above. The amount of each Highly Compensated Participant's excess contributions shall be determined by reducing Elective Deferral Contributions made on behalf of Highly Compensated Participants in order of the Actual Deferral Percentages beginning with the highest of such percentages.

          (d) If required under (c) above, the Administrative Committee shall refund excess contributions for a Plan Year to the Participant. The distribution of such excess contributions shall be made to Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year. Any such distributions shall be made to each Highly Compensated Participant on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant.

          (e) If, as a result of the above test, the amount of Elective Deferral Contributions is reduced to less than 2% of the Participant's Compensation for the Plan Year, then any applicable Employer Matching Contribution shall be forfeited.

5.04     Average Contribution Percentage Tests
         -------------------------------------

          (a) Notwithstanding any other provision of the Plan to the contrary, the Average Contribution Percentage for the Plan Year for Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 shall not exceed the greater of the following Average Contribution Percentage tests:

               (i)  the Average  Contribution  Percentage  for such Plan Year of
                    non-Highly   Compensated   Employees  who  are  eligible  to
                    participate in the Plan pursuant to Plan Section 2.01 multiplied by 1.25; or

               (ii) the  Average  Contribution  Percentage  for the Plan Year of
                    non-Highly Compensated Employees who are eligible to participate in the Plan pursuant to Section 2.01 multiplied by 2.0, provided that the Average Contribution Percentage for Highly Compensated Employees does not exceed the Average Contribution Percentage for such other Employees by more than 2%.

          (b) The "Average Contribution Percentage" for a Plan Year means, for each specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of

               (i) Employer Matching Contributions and Voluntary Contributions credited to the Participant's Account for the Plan Year to

               (ii) the amount of the Participant's  compensation (as defined in
                    Code Section 414(s)) for the Plan Year. An Employee's Average Contribution Percentage shall be zero if no Voluntary Contributions or Employer Matching Contributions are made on his behalf for such Plan Year.

          (c) The Administrative Committee shall determine as of the end of each Plan Year, and at such other time or times as it shall decide in its discretion, whether one of the Average Contribution Percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the amount, if any, of excess deferrals (within the meaning of Code
               Section 402(g)) under Section 5.02 and then determining the amount, if any, of excess contributions under Section 5.03. In the event that neither of the Average Contribution Percentage tests is satisfied, the Administrative

               Committee shall refund or forfeit the excess contributions in the manner described below. For purposes of this Section 5.04, "excess contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the aggregate amount of Employer Matching Contributions and Voluntary Contributions and any earnings and losses allocable thereto credited to the Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made without violating the requirements of (a) above. The amount of each Highly Compensated Participant's excess contributions shall be determined by reducing the Average Contribution percentage of each Highly Compensated Participant whose Average Contribution Percentage is in excess of the percentage otherwise permitted under (a) above to the maximum amount permitted thereunder.

          (d) If the Administrative Committee is required to refund or forfeit excess contributions for any Highly Compensated Participant for a Plan Year in order to satisfy the requirements of (a) above, then such refund or forfeiture of such excess contributions shall be made with respect to such Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year immediately following such Plan Year for which such excess contributions were made. For each such Participant, amounts so refunded or forfeited shall be made in the following order of priority:

               (i) by distributing Voluntary Contributions (increased by any earnings and decreased by any losses allocable thereto) to such Participants, and

               (ii) by forfeiting any applicable Employer Matching Contributions and earnings thereon.

5.05     Annual Additions Limitations
         ----------------------------

          (a) The provisions of this Section 5.05 shall govern notwithstanding any other provision of the Plan.

          (b) The maximum Annual Additions which may be credited for a Plan Year to each Participant's Account shall not exceed the lesser of

               (i)  25% of his Compensation for the Plan year or

               (ii) $30,000,  as adjusted from time to time in  accordance  with
                    Code Section 415(d). This limitation shall be administered in compliance with the requirements of Code Section 415, the provisions of which are incorporated herein by reference.

               For purposes of this Section 5.05, "Annual Addition" means the total amount of Elective Deferral Contributions, Employer Basic Contributions, Employer Matching Contributions, and Voluntary Contributions (if applicable) credited to a Participant's Account for the Plan Year, "compensation" means compensation as defined in Section 1.415-2(d) of the Regulations and the "limitation year" means the Plan Year.

          (c) If a Participant in the Plan also participates in any defined benefit plan (as defined in Code Sections 414(j) and 415(k)) maintained by the Employer or any Affiliate, in the event that in any Plan Year the sum of the Participant's defined benefit fraction (as defined in Code Section 415(e) (2)) and the Participant's defined contribution fraction (as defined in Code
               Section 415(e) (3)) exceeds 1.0, the benefit under such defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or plans, so that the sum of such fractions with respect to the Participant will not exceed 1.0. If this reduction does not ensure that the limitation of this
               Section 5.05 is not exceeded, than the Annual Addition to any defined contribution plan maintained by the Employer or any Affiliated Company, shall be reduced, beginning with this Plan, but only to the extent necessary to ensure that such limitation is not exceeded.

          (d) If the Annual Addition to a Participant's Account under this Plan exceeds the maximum permissible under Code Section 415, calculated after the adjustments made in accordance with Sections 5.02, 5.03, 5.04 and (c) above, then the excess amount shall be disposed of, but only to the extent necessary, by first returning Voluntary Contributions and any earnings thereon credited to the Participant's Account. In addition, in the case of a reasonable error in estimating a Participant's Compensation and in accordance with applicable Internal Revenue Service rules, Elective Deferral Contributions may also be refunded to Participants.

          (e) If after the application of (d) above an excess amount still exists, then

               (i) if the Participant is an Active Participant at the end of the Plan Year, the excess amount will be used to reduce Employer Contributions for such Participant in the next Plan Year, and each succeeding Plan Year if necessary, or

               (ii) if the Participant is an Inactive  Participant at the end of
                    the Plan Year, the excess amount will be applied to reduce future Employer Contributions for all remaining Participants in the next Plan Year, and each succeeding Plan Year if necessary.

                                   Article VI
                                   ----------

              INVESTMENT OF CONTRIBUTIONS AND VALUATION OF ACCOUNTS
              -----------------------------------------------------

6.01     Establishment of Trust Fund
         ---------------------------

         The Employer shall appoint a Trustee who will establish a Trust Fund to which all Employer contributions shall be made. The Trust Fund shall be held, invested, reinvested, used and disbursed by the Trustee in accordance with the provisions of the Plan and a Trust Agreement entered into between the Employer and the Trustee.

         The Employer may remove the Trustee at any time upon the notice required by the Trust Agreement. The Employer then shall designate a successor Trustee. The Trustee shall have the sole and complete discretion with respect to the management and control of the Trust Fund including the exclusive and sole authority to vote on any matter involving the shares of Employer stock under the Plan except as provided under Section 6.03. In addition, BanPonce Corporation shall not influence the manner in which or the timing of any and all stock purchased by the Trustee.

         No person shall have any interest in, or right to, the Trust Fund or any part thereof, except as expressly provided in the Plan or the Trust Agreement. Any provisions of the Plan to the contrary notwithstanding, and except for the payment of expenses, no part of the assets of the Trust Fund shall, by reason of any modification, amendment, termination, or otherwise, be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

6.02     Operation of the Trust
         ----------------------

         All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan. Separate, commingled funds for the investment of Plan assets held in the Trust shall be established and maintained under the Trust. Except for the temporary holding of amounts representing contributions and distributions, the Investment Fund shall consist exclusively of shares of common stock of BanPonce Corporation.

6.03     Voting of Stock
         ---------------

         Any and all stock of BanPonce Corporation held in the Trust shall be voted by the Trustee, in their sole discretion, except upon the occurrence of the following:

          (a) In the event that any bona fide tender, exchange or similar offer to purchase all or any portion of the outstanding stock of BanPonce Corporation is made by any person, all shares of such stock held by the Trust Fund shall be allocated among and credited to the Accounts of Participants under the Plan based upon the ratio of each Participant's Account balance to the total of all such Account balances, determined as of the most recent Valuation Date coincident with or preceding the date of any relevant vote or tender. Such stock shall remain allocated to the Accounts of the Participants under the Plan subsequent to the pass-through of such rights.

          (b) In accordance with an event described in subsection (a), the Trustee shall permit each Participant or, if applicable, his Beneficiary to direct the Trustee as to the voting of such stock allocated to their Accounts. All allocated stock as to which such instructions have been received in accordance with procedures established by the Trustee (which may include an instruction to abstain) shall be voted in accordance with such instructions.

6.04     Valuation
         ---------

          (a) As of each Valuation Date, the Trust Fund shall be valued at its fair market value pursuant to the terms of the Trust to reflect the effect of income received and accrued, realized and unrealized profits and losses, and all other transactions of the preceding period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund.

          (b) All contributions made on behalf of, or allocated to, a Participant shall be credited to his Account. As of any Valuation Date, the value of a Participant's Account shall be the value of such Account as of the immediately preceding Valuation Date adjusted to reflect changes in the value of the Trust Fund allocable thereto in accordance with (a) above plus the amount of contributions, if any, credited thereto and less any distributions made therefrom since the immediately preceding Valuation Date.

6.05     Accounting Procedures
         ---------------------

         The Administrative Committee shall have complete discretion to establish and utilize an accounting system to account for the interest of each Participant. To the extent permitted by the Code and regulations, the Administrative Committee may change the accounting system from time to time.

6.06     Payment of Expenses
         -------------------

         All expenses which arise in connection with the administration of the Plan and the Trust Agreement including, but not limited to, the compensation of the Trustee and of any recordkeeper, accountant, counsel, or other person appointed by the Administrative Committee, the Employer, or the Trustee shall be paid out of the Trust Fund, unless paid by the Employer.

                                   Article VII
                                   -----------

                                  DISTRIBUTIONS
                                  -------------

7.01     Distributions on Retirement or Disability
         -----------------------------------------

         Each Participant who terminates employment on account of his Retirement or Total and Permanent Disability shall have a nonforfeitable right to receive a distribution of his entire Account. Distribution shall be made in accordance with Sections 7.05 and 7.06.

7.02     Distributions On Death
         ----------------------

         Upon an Active Participant's death, his Beneficiary shall have a nonforfeitable right to receive a distribution of the Participant's entire Account. Upon the death of an Inactive Participant, his Beneficiary shall have a nonforfeitable right to receive the portion of his Account which was vested in accordance with Section 7.03. Distribution shall be made in accordance with Sections 7.05 and 7.06.

7.03     Distribution Upon Termination of Employment
         -------------------------------------------

         Any Participant who terminates employment for any reason other than Retirement, Total and Permanent Disability or death, shall be entitled to receive 100% of his Elective Deferral Contribution Account and Rollover Account and the vested portion of the remainder of his Account as of the Valuation Date immediately following his termination of employment based on the following schedule:

            Period of Service                        Nonforfeitable Interest
           -----------------                         -----------------------
         Less than 3 years                                        0%
         3 but less than 4 years                                 20%
         4 but less than 5 years                                 40%
         5 but less than 6 years                                 60%
         6 but less than 7 years                                 80%
         7 or more years                                        100%


                                     VII-1

Distribution shall be made in accordance with Sections 7.05 and 7.06.

         Upon the sale or closure of any operating unit of the Employer, the Account of each Participant who at the time of such sale or closure was an employee of such operating unit shall become 100% vested.

         Upon the termination of employment of a Participant who is not otherwise 100% vested in his Account, the Administrative Committee shall reflect any prior distributions in determining the Participant's current vested interest in his Account in order to avoid duplication of payments.

7.04     Forfeitures
         -----------

         That portion of a Participant's Account which shall not be vested at the date of his termination of employment shall be forfeited. Forfeitures shall be used to reduce the Employer's contribution to the Plan. In the event such Participant is later reemployed by the Employer prior to incurring a Period of Severance of five years, the current value of such forfeited amounts shall be restored to the Participant's Account.

7.05     Forms of Payment
         ----------------

         Subject to the provisions of Section 7.06, payment of a Participant's vested Account shall be made in a lump sum. Payment shall be made either in cash or, if elected by the Participant, shares of stock of BanPonce Corporation, or both.

7.06     Time of Payment
         ---------------

         Benefits payable to a Participant (or Beneficiary) under this Article VII shall be paid or commence as soon as practicable after:

          (a) The date of his death, Retirement, Total and Permanent Disability or other termination of employment based on the value of his vested Account determined as of the Valuation Date coincident with or next following such date, or

                                      VII-2

          (b) If such date occurs prior to his Normal Retirement Date, any Valuation Date coincident with or preceding his Normal Retirement Date, based on the value of his vested Account as of such Valuation Date.

         The Participant (or Beneficiary) shall provide to the Administrative Committee a written election at least 30 days preceding any applicable Valuation Date, indicating the date benefits are to be paid or commence and the Form of Payment elected.

7.07     Limitation On Distributions
         ---------------------------

          (a) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Participant shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2. Such benefit shall be paid, in accordance with the
               Regulations, over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary.

          (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

          (c) If a Participant dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made on or before the December 31st of the calendar year which contains the 5th anniversary of the date of such Participant's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Administrative Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence not later


                                     VII-3
               than the December 31 of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's surviving spouse, on or before the December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the regulations). If such Participant's surviving spouse dies after such Participant's death but before distributions to such surviving spouse commence, this Subsection (c) shall be applied to require payment of any further benefits as if such surviving spouse were the Participant.

          (d) Pursuant to the Regulations, any benefit paid to a child shall be treated as if paid to a Participant's surviving spouse if such amount will become payable to such surviving spouse on the child's attaining majority, or other designated event permitted by the Regulations.

          (e) Notwithstanding the foregoing, unless the Participant elects otherwise, distribution shall commence no later than the 60th day after the latest of the last day of the Plan Year in which the Participant

               (i)   attains his Normal Retirement Date,

               (ii)  attains his 10th anniversary of Plan participation or

               (iii) terminates his employment.

7.08     Cash Outs
         ---------

         Notwithstanding any other provision of the Plan, to the extent required by the Code and the regulations, if the value of a Participant's vested Account at the time he terminates employment is $3,500 or less, such amount will be distributed to him immediately in one lump sum payment; provided, however, that no such lump sum payment shall be made after distribution has commenced without the Participant's written consent. If the value of the Participant's vested Account exceeds $3,500, no distribution shall be made to such Participant prior to the date he attains age 65 without his written consent. In the absence of receipt of such consent by the Administration Committee, distribution to such Participant



                                     VII-4
shall be made in a lump sum as of the Valuation Date coincident with or next following his Normal Retirement Date. Payments shall be made in either cash or, if elected by the Participant, shares of stock of BanPonce Corporation, or both.

7.09     Direct Rollovers
         ----------------

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this Section 7.09, a Participant may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

          (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, and annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


                                     VII-5

          (c) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                     VII-6

                                  Article VIII
                                  ------------

                               PLAN ADMINISTRATION
                               -------------------

8.01     Appointment of an Administrative Committee
         ------------------------------------------

         The Employer shall appoint an Administrative Committee to serve as Plan Administrator. The Administrative Committee shall consist of five or more persons and shall serve at the pleasure of, and may be removed at any time by, the Employer. The Employer shall designate one of such persons to serve as Chairman. Participants may be members of the Administrative Committee. No member of the Administrative Committee shall receive compensation for his services as such.

8.02     Operation of the Administrative Committee
         -----------------------------------------

         A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Administrative Committee shall be by vote of a majority of its members present at any meeting, or without a meeting, by instrument in writing signed by all its members.

         The Chairman of the Administrative Committee shall appoint a Secretary who may but need not be a member of the Administrative Committee. The Administrative Committee may delegate any of its powers or duties among its members or to others as it shall determine. It may authorize one or more of its members to execute or deliver any instrument or to make any payment in its behalf. It may employ such counsel, agents, clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan, and to the extent permitted by law it shall be entitled to rely upon all tables, valuations, certificates, opinions, or other reports furnished by such persons.

8.03     Powers and Duties of the Administrative Committee
         -------------------------------------------------

         The Administrative Committee shall have all powers necessary to administer the Plan except to the extent any such powers are vested in any other fiduciary by the Plan or by the Administrative Committee. The Administrative Committee may from time to time establish

                                     VIII-1
rules for the administration of the Plan, and it shall have the exclusive right to interpret the Plan and to decide any matters arising in connection with the administration and operation of the Plan. The Administrative Committee's rules interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated and shall be conclusive and binding on the Employer and on Participants and Beneficiaries to the extent permitted by law.

         The Administrative Committee shall compute and certify to the Trustees the amount of retirement benefits payable under the provisions of the Plan to any Participant terminating his employment with a retirement benefit or to any Beneficiary.

8.04     Delegation of Responsibility
         ----------------------------

         Each fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan, while using the care, skill, prudence, and diligence, under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

         The members of the Administrative Committee and any person to whom the Administrative Committee may delegate any of its powers under the Plan may employ persons to render advice with regard to any responsibility he has under the Plan. No fiduciary shall be liable for any act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by or pursuant to the Plan, except to the extent required by Section 405 of the Employee Retirement Income Security Act of 1974.

8.05     Indemnification of the Administrative Committee
         -----------------------------------------------

         The Employer may indemnify each member of the Administrative Committee against all liabilities and expenses, including attorneys' fees, reasonably incurred by him in connection with any legal action to which he may be a party, or any threatened legal action

                                     VIII-2
to which he might have become a party, by reason of his membership on the Administrative Committee, except with regard to any matters as to which he shall be adjudged to be liable for willful misconduct in the performance of his duties as such a member.

                                     VIII-3

                                   Article IX

                                CLAIMS PROCEDURE
                                ----------------

9.01     Notification of Benefit Eligibility
         -----------------------------------

         The Administrative Committee shall notify Participants of the retirement benefits to which they are entitled as soon as is practical following each Participant's termination of employment. Filing of a claim shall not be required for benefit commencement.

9.02     Initial Review of Claims
         ------------------------

         If a Participant or Beneficiary has reason to believe that he is entitled to retirement benefits from the Plan in excess of those about which he is notified in accordance with Section 9.01, he may file a claim in writing with the Administrative Committee.

         If the Administrative Committee denies the claim, the claimant shall be notified in writing of the denial within 30 days after the Administrative Committee's receipt of the claim. The notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan on which the denial is based, (b) describe any additional material or information that should be received before the claim request may be acted upon favorably, and explain why such material or information, if any, is needed and (c) inform the person making the claim of his right to request a review of the decision by the Administrative Committee.

9.03     Review of Claim Denial
         ----------------------

         Any person who believes that he has submitted all available and relevant information may request a review of the denial of his claim by the Administrative Committee by submitting a written request for review within 60 days after the date on which such denial is received. This period may be extended by the Administrative Committee for good cause shown. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim.

         The Administrative Committee shall decide whether or not to grant the claim within 30 days after receipt of the request for review, but this period may be extended for up to an additional 90 days in special circumstances. The Administrative Committee's decision shall be in writing, shall include specific reasons for the decision, and shall refer to the pertinent provisions of the Plan on which the decision is based.

                                    Article X

                     AMENDMENT OR TERMINATION OF THE PLAN OR
                         DISCONTINUANCE OF CONTRIBUTIONS
                         -------------------------------

10.01    Right to Amend or Terminate the Plan
         ------------------------------------

         The Employer may amend the Plan, retroactively or otherwise, at any time. No such amendment may have the effect of vesting in the Employer any part of the Trust Fund, or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Participants and Beneficiaries, until all liabilities with respect to such persons have been satisfied or provided for. No amendment shall deprive any Participant or Beneficiary of any retirement benefit therefore vested in him.

         The continuance of the Plan and the payment of contributions under the Plan are entirely voluntary and are not assumed as contractual obligations of the Employer. The Employer reserves the right to terminate the Plan in whole or in part or to discontinue contributions thereunder.

10.02    Result of Termination
         ---------------------

          (a) Upon termination of the Plan as to any Employer, such Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided in this Article X. To the maximum extent permitted by ERISA, the rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Article X shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

          (b) The interest of each such Participant in service with such Employer as of the termination date in his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses shall be nonforfeitable as of the termination date, and upon receipt by the Administrative Committee of IRS approval of such termination, the full current value of such amount shall be paid from the Trust Fund in the manner described in Article VII or transferred to a successor employee benefit plan which is qualified under Code Section 401(a); provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 12.04 will apply.

          (c) All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan. To the maximum extent permitted by ERISA, the termination of the Plan as to any Employer shall not in any way affect any other Employer's participation in the Plan.

                                   Article XI

                              TOP HEAVY PROVISIONS
                              --------------------

11.01    Top Heavy and Super Top Heavy Defined
         -------------------------------------

         For purposes of this Article XI, Top Heavy shall mean that as of the Determination Date the aggregate Account balances of all Key Employees (including any amounts distributed to Key Employees during the five Plan Years ending on the Determination Date) exceeds 60% of the aggregate of the Account balances of all Participants as of such Determination Date. Super Top Heavy shall mean that as of the Determination Date, the aggregate Account balances of all Key Employees (including any amounts distributed to Key Employees during the five Plan Years ending on the Determination Date) exceeds 90% of the aggregate of the Account balances of all Participants as of such Determination Date. Participants who are former Key Employees shall be excluded from all such determinations under this Section 11.01. If any individual has not performed services for the Employer or any Affiliated Company at any time during the five year period ending on the Determination Date, any Account Balance of such individual shall be disregarded.

         For purposes of this Section 11.01, Determination Date shall be defined as the last day of the Plan Year preceding the Plan Year for which the Top Heavy determination is made. For purposes of this Section 11.01, Account balance may also include benefits accrued under any other United States tax qualified retirement plan maintained by the Employer or any Affiliated Company which must or may be aggregated (as required pursuant to Sections 11.02 and 11.03) for purposes of this Section 11.01 as required under the provisions of Section 416 of the Code and the regulations thereunder.

11.02    Required Aggregation Group
         --------------------------

         For purposes of this Article XI, a Required Aggregation Group shall consist of (a) this Plan; (b) the Banco Popular de Puerto Rico Retirement Plan;
(c) the Banco Popular de Puerto Rico Profit Sharing Plan; (d) any other qualified plans maintained by the Employer that cover Key Employees; and (e) any other qualified plans that are required to be aggregated for purposes of satisfying the requirements of Sections 401(a)(4) and 410(b) of the Code.

11.03    Permissible Aggregation Group
         -----------------------------

         For purposes of this Article XI, a Permissible Aggregation Group shall consist of (a) the Required Aggregation Group and (b) any other qualified plans maintained by the Employer; provided however, that the Permissible Aggregation Group must satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

11.04    Key Employee Defined
         --------------------

         For purposes of this  Article XI, Key  Employee  shall be defined as in
Section 416(i)(1) of the Code and the regulations thereunder. All other Participants shall be referred to as Non-Key Employees.

11.05    Employer Contributions
         ----------------------

         For each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to the Account of each Non-Key Employee who has satisfied the eligibility requirements of Plan Section 2.01, whether or not a Participant in the Plan, and who is in service at the end of the Plan Year shall not be less than the lesser of (i) 3% of such Employee's compensation (as defined in Code Section 414(s)), or (ii) the percentage at which contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Code Sections 401(a)(4) or 410.

11.06    Effect on Vesting Percentages
         -----------------------------

         If the Plan should ever be Top Heavy, the provisions of Section 7.03 shall be modified to provide that each Participant shall be entitled to a vested percentage in his Account determined in accordance with the following schedule:

              Full Years                                       Vested
              of Service                                     Percentage
              ----------                                     ----------

              Less than 2 years                                   0%
              2 years                                            20%
              3 years                                            40%
              4 years                                            60%
              5 years                                            80%
              6 or more years                                   100%

11.07    Effect on Application of Maximum Benefit Limitations
         ----------------------------------------------------

         For each Plan Year in which the Plan is Top Heavy,  the  provisions  of
Section 5.05 shall be modified with respect to the operation of Code Section 415(e) by substituting "1.0" for "1.25" wherever the latter appears in that Section of the Code.

         The provisions of the preceding paragraph shall not apply if the requirements below are satisfied:

          (a) Section 11.05 is applied by substituting 4% for 3% wherever the latter appears.

          (b) To the extent required by Section 416 of the Code and the regulations, any defined benefit plan of the Employer or an Affiliated Company meets the requirements of Section 416(c)(1)(B) of the Code (relating to minimum benefit accruals) after such
               Section is modified by substituting "3%" for

               "2%" and by increasing "20%" by "1%" for each Plan Year (not to exceed 10) that the Plan was required to be taken into account under Section 11.05.

          (c)  The Plan is not Super Top Heavy.

                                   Article XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

12.01    Contract of Employment
         ----------------------

         The Plan shall not be deemed to constitute a contract between any Employee and the Employer or to be a consideration or an inducement to any Employee for his employment by the Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge or to terminate the employment of an Employee at any time without regard to the effect of such action on his rights under the Plan. No Participant or Beneficiary shall have any rights against the Employer for benefits payable under the Plan other than rights, if any, which he may have with respect to the Trust Fund.

12.02    Furnishing of Information
         -------------------------

         Unless otherwise expressly provided in the Plan, all benefits to which any Participant may be entitled shall be determined in accordance with the provisions of the Plan as in effect on such Participant's Severance from Service Date. In order to receive any benefits under the Plan, a Participant must furnish the Administrative Committee with such information as may reasonably be required for purposes of the proper administration of the Plan.

12.03    Assignment or Alienation of Benefits
         ------------------------------------

         Any benefit payable under the Plan shall not be subject in any manner to assignment, alienation, anticipation, sale, transfer, pledge, encumbrance, lien or charge, and any attempt to cause any such benefit to be so subjected shall not be recognized except to such extent as may be required by law.

12.04    Merger of Plans
         ---------------

         In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other qualified plan, each Participant shall (if such other plan

                                      XII-1
then terminates) be entitled to receive a benefit immediately after any such merger, consolidation or transfer which is equal to or greater than the benefit to which he would have been entitled immediately before such merger, consolidation or transfer (if the Plan had then terminated).

12.05    Substitute Payee
         ----------------

         If a Participant or Beneficiary entitled to receive any retirement benefits from the Plan is in his minority, or is, in the judgment of the Administrative Committee, legally, physically or mentally incapable of personally receiving and receipting for any distribution, the Administrative Committee may make distributions to his legally appointed guardian, or to such other person, persons or institutions as it may judge to be then maintaining or to have custody of the payee.

12.06    Domestic Relations Order
         ------------------------

         For purposes of this Article XII, a Domestic Relations Order shall refer to a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law, and which relates to the provisions of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant.

12.07    Qualified Domestic Relations Order
         ----------------------------------

         For purposes of this Article XII, a Qualified Domestic Relations Order shall refer to a Domestic Relations Order that (a) clearly specifies (i) the name and last known mailing address of the Participant and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Participant's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and
(b) does not require the payment of a benefit in a form or amount that is (i) not otherwise

                                      XII-2
provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order.

12.08    Procedures Involving Domestic Relations Orders

         Notwithstanding the provisions of Section 12.03 to the contrary, upon receiving a Domestic Relations Order, the Administrative Committee shall segregate in a separate account or in an escrow account the amounts payable to any person pursuant to such Domestic Relations Order, pending a determination whether such Domestic Relations Order constitutes a Qualified Domestic Relations Order, and shall give notice of the receipt of the Domestic Relations Order to the Participant and each other person affected thereby.

         If, within 18 months after receipt of such Domestic Relations Order, it is determined by the Administrative Committee, by a court of competent jurisdiction, or otherwise, that such Domestic Relations Order constitutes a Qualified Domestic Relations Order, the Administrative Committee shall direct the Trustee to segregate the amounts (plus any interest thereon) an account of the person (or persons) entitled thereto under the Qualified Domestic Relations Order. Such individual shall, thereafter, be considered a terminated vested Participant under the Plan. If it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or if no determination is made within the prescribed 18-month period, the segregated amounts shall be desegregated as though the Domestic Relations Order had not been received, and any later determination that such Domestic Relations Order constitutes a Qualified Domestic Relations Order shall be applied only with respect to benefits on the date of such determination.

         The Administrative Committee shall be authorized to establish such reasonable administrative procedures as is deemed necessary or appropriate to administer this Section 12.08. This Section 12.08 shall be construed and administered so as to comply with the requirements of Section 401(a)(13) of the Code.

                                      XII-3

12.09    Leased Employees
         ----------------

          (a) Subject to Subsection 12.09(b), a Leased Employee shall be treated as an Employee for all purposes of the Plan. For purposes of this Section 12.09, a Leased Employee shall refer to any person (i) who would not, but for the application of this Section 12.09, be an Employee and (ii) who pursuant to an agreement between the Employer and any other person (a Leasing Organization) has performed for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code), on a substantially full-time basis for a period of at least one year, services of a type historically performed by employees in the business field of the Employer.

          (b)  For purposes of the Plan:

               (i) contributions or benefits provided to the Leased Employee by the Leasing Organization which are attributable to services performed for the Employer shall be treated as provided by the Employer; and

               (ii) Subsection  12.09(a) shall not apply to a Leased Employee if such Leased Employee is covered by a money purchase pension plan providing (A) a non-integrated contribution rate of at least 7-1/2% of the Leased Employee's compensation; (B) immediate participation; and (C) full and immediate vesting.

12.10    Gender and Number
         -----------------

         The masculine pronoun, whenever used herein, shall include the feminine pronoun, and the singular number shall include the plural number, unless the context of the Plan clearly indicates otherwise.

12.11    Governing Law
         -------------

         The Plan shall be governed and construed in accordance with ERISA and the laws of the State of New York.

                                      XII-4

         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed this 28 day of February, 1999.

                                       By: [Maria I. Burkhart]
                                           -------------------------------------
                                       Title: Member Administrative Committee
                                              ----------------------------------


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------



                                      XII-5

                          BANCO POPULAR DE PUERTO RICO
                          EMPLOYEES' STOCK PLAN (U.S.)
                              ---------------------

                             PLAN AMENDMENT NUMBER 1

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective July 1, 1995 in the following respect:

ARTICLE II, Section 2.01(a) shall be amended in its entirety to read as follows:

"(a) Subject to the provisions of subsections (b) and (c) below, each Employee as of the Effective Date and each person who becomes as Employee subsequent to that date who performs services for the employer primarily outside the Commonwealth of Puerto Rico, shall become a Participant as of the first day of the month coincident with or next following the completion of three months of Service with the Employer, for purposes of eligibility for making Elective Deferral Contributions, Voluntary Contributions and Rollover Contributions, and receiving Employer Matching Contributions. However, for purposes of receiving Employer Basic Contributions, eligibility shall occur as of the first day of the month coincident with or next following the completion of one Year of Service with the Employer."

                                      XII-6

                          BANCO POPULAR DE PUERTO RICO
                          EMPLOYEES' STOCK PLAN (U.S.)
                              ---------------------

                             PLAN AMENDMENT NUMBER 2

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective September 1, 1996 in the following respect:

"12.12  Transfer of Certain Employees
        -----------------------------

Upon the transfer of all Participants of a unit of the Employer to an Affiliated Company which does not participate in the Plan or in the Banco Popular de Puerto Rico Employees' Stock Plan, the Accounts of such Participants shall be transferred to the tax-qualified defined contribution plan sponsored by such Affiliated Company, to the extent such plan allows such transfers, as soon as administratively feasible thereafter. Such Participants shall be eligible to receive an allocation of the Employer's contribution during the Plan Year of their transfer based on their Compensation earned prior to their date of transfer. Such allocations shall also be transferred to the tax-qualified defined contribution plan sponsored by such Affiliated Company, to the extent such plan allows such transfers, as soon as administratively feasible thereafter."

                                      XII-7

                          BANCO POPULAR DE PUERTO RICO
                          EMPLOYEES' STOCK PLAN (U.S.)
                              ---------------------

                             PLAN AMENDMENT NUMBER 3

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended effective January 1, 1998 in the following respect:

ARTICLE VII, Section 7.08, each occurrence of the phrase "$3,500" shall be substituted by the phrase "$5,000".

                                      XII-8

                          BANCO POPULAR DE PUERTO RICO
                          EMPLOYEES' STOCK PLAN (U.S.)
                     --------------------------------------

                             PLAN AMENDMENT NUMBER 4

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Article X of the Plan reserves the right to amend the Plan at any time.

NOW THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended in the following respect:

The Plan shall be revised effective January 1, 1998, by replacing all references to "BanPonce Corporation" to "Popular, Inc."

ARTICLE I, Section 1.12 of the Plan shall be amended effective as of January 1, 1999, by adding a sentence at the end thereof to read as follows:

"An individual who is employed by Banco Popular North America shall not be considered an Employee on or after January 1, 1999, and he shall neither be eligible to make any Elective Deferrals or Voluntary Contributions nor to receive any Employer Basic Contributions or Employer Matching Contributions."

                                      XII-9

                          BANCO POPULAR DE PUERTO RICO
                          EMPLOYEES' STOCK PLAN (U.S.)
                              ---------------------

                             PLAN AMENDMENT NUMBER 5

WHEREAS,   Banco  Popular  de  Puerto  Rico,  hereinafter  referred  to  as  the
"Employer", has established the Banco Popular de Puerto Rico Employees' Stock Plan, hereinafter referred to as the "Plan", and

WHEREAS, the Employer under Section 10.01 of the Plan reserves the right to amend the Plan at any time.

WHEREAS, the Tax Reform Act of 1997 amended the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the federal Internal Revenue Code of 1986, as amended (the "US IRC") to establish investment limitations in employer securities by certain qualified plans effective on the first day of the first Plan year beginning on or after January 1, 1999; and

WHEREAS, BPPR wishes to amend the Plan to allow itself more time in which to effect amendments to comply with the requirements of the Tax Reform Act of 1997.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended as follows.

1.       Section 1.28 of the Plan is amended to read in its entirety as follows:

1.28     PLAN YEAR
         ---------

The period from the Effective Date to the end of calendar year containing the Effective Date shall be a Short Plan Year. Thereafter the Plan Year shall be the calendar year until calendar year 1998 in which the Plan Year shall end on December 30, 1998. The Plan Year thereafter shall commence on December 31 and end on December 30.

                                     XII-10